EXHIBIT 99.1

NeuroMetrix, Inc. Reports Total Revenues of $9.1 Million for the First Quarter of 2008, Decrease of 23% from the First Quarter of 2007; Cash and Investment Position of $26.6 Million

WALTHAM, Mass.—(BUSINESS WIRE)—May 6, 2008—NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company advancing patient care through the development and marketing of innovative medical device products that aid physicians in the diagnosis and treatment of diseases of the nervous system and neurovascular disorders and that provide regional anesthesia and pain control, announced today the financial results for the three-month period ended March 31, 2008.

Total revenues for the three months ended March 31, 2008, the Company’s first quarter, were $9.1 million, compared with $11.8 million for the first quarter of 2007, representing a decline of 23%.  During the three-month periods ended March 31, 2008 and 2007, 88% and 87% of revenues, respectively, were derived from biosensor sales, 8% and 11% of revenues, respectively, were derived from diagnostic device sales and 4% and 2% of revenues, respectively, were derived from DigiScope sales.

The gross margin percentage for the first quarter of 2008 was 72.6% of revenues, compared with 73.7% of revenues for the first quarter of 2007. In the first quarter of 2008, the gross margin percentage for biosensors decreased to 73.6% of revenues from 73.8% of revenues in the first quarter of 2007. The gross margin percentage for diagnostic devices decreased to 72.3% of revenues for the first quarter of 2008 from 82.0% of revenues for the first quarter of 2007 due to lower average selling prices and lower volumes.  The gross margin percentage for the DigiScope for the first quarter of 2008 was 50.2% compared with 18.2% in the first quarter of 2007.  The increase in gross margins for the DigiScope resulted from the acquisition of EyeTel Imaging, Inc. in December 2007.

In February 2008, there was a meeting of the American Medical Association (“AMA”) CPT editorial panel and during this meeting a vote was taken on the reimbursement coding for nerve conduction studies such as those performed using the NC-stat System.  Following this meeting, the Company’s market capitalization declined substantially resulting in the Company’s net book value exceeding market capitalization as of March 31, 2008.  This was considered to be a triggering event for an assessment of the carrying value of goodwill.  The Company concluded that goodwill was impaired and as a result, a non-cash impairment charge of $5.8 million was recorded in operating expenses during the first quarter of 2008.

The GAAP net loss for the first quarter of 2008 was approximately $10.8 million, including the goodwill impairment charge of $5.8 million, compared with a net loss of approximately $1.4 million for the first quarter of 2007.  The net loss for the first quarter of 2008 also includes a write-down of approximately $656,000 of our investment in Cyberkinetics, which we have determined to be other than temporary in nature.

Basic and diluted GAAP net loss per share was $(0.79) for the three months ended March

31, 2008, compared with basic and diluted net loss per share of $(0.11) for the three months ended March 31, 2007.

Cash and cash equivalents and short-term investments totaled $26.6 million as of March 31, 2008 compared with $29.7 million as of December 31, 2007.

Shai N. Gozani, M.D., Ph.D., NeuroMetrix’s President & CEO commented, “Our revenues in the first quarter of 2008 were down approximately 23% from the same period in 2007 and were down 9.9% sequentially from the fourth quarter of 2007 due in large part to reimbursement issues experienced by our customers and the termination of our independent sales agency relationships during the second half of 2007.  Average biosensor usage per customer in the first quarter of 2008 remained approximately flat with the fourth quarter of 2007. Our overall active customer count remained stable at 5,575 physician practices and clinics as of the end of the first quarter of 2008, which is a twelve-month look back at accounts utilizing the NC-stat System.  A total of 225,000 biosensors were used by our customers during the first quarter of 2008 compared with the 228,000 biosensors used by our customers in the fourth quarter of 2007.”

Dr. Gozani further commented, “As we previously announced, the AMA CPT Editorial Panel considered reimbursement coding for nerve conduction studies at its February 2008 meeting.  We had hoped that the AMA CPT Editorial Panel would have determined that the existing Category I CPT codes were applicable to nerve conduction studies performed using the NC-stat System or assigned a series of new Category I CPT codes for such studies.  Our view was shared by professional medical societies representing over 100,000 physicians; including the American Academy of Family Medicine (AAFP), the American Association of Clinical Endocrinologists (AACE), the American College of Rheumatology (ACR), and the American Society for Surgery of the Hand (ASSH).  To our disappointment, the only vote that occurred at the meeting was a vote on a Category III code.  However, if and until the AMA CPT Editorial Panel publishes a new code set, which typically occurs in July or January each year for Category III codes, there are no new CPT codes or changes to the existing CPT codes for nerve conduction studies.  In the event that a Category III CPT code is published which describes nerve conduction studies performed with the NC-stat System, it would likely result in limited Medicare reimbursement for such studies. A Category III code could also adversely impact reimbursement by other third party payers.”

“An important part of our business strategy going forward is centered around our ADVANCE System, which is used to perform traditional nerve conduction studies and invasive electromyography procedures. We recently received FDA 510(k) clearance for ADVANCE and plan to launch this product into certain markets, including neurologists, neurosurgeons, orthopedic surgeons, and other specialists in the second quarter of 2008.

“We also made progress with NAVIGATOR, our technology platform for delivery of pharmacologic agents, such as anesthetics and corticosteroids, to specific sites on peripheral nerves.  This product line is designed to allow physicians to deliver these agents in close proximity to nerves (“perineurally”) by using the electrical responsiveness of the nerve to guide the needle.  There are multiple applications for this technology including implementation of nerve blocks during regional anesthesia and pain control, and in the treatment of focal neuropathies, such as carpal tunnel syndrome.  We hope to file 510(k) applications with the FDA in the second half of 2008.”

“Our business continues to be adversely impacted by the current reimbursement environment relating to nerve conduction studies performed using the NC-stat System, and we expect that revenues will continue to decline during 2008.  We believe that decisions by certain Medicare carriers to place nerve conduction studies performed using the NC-stat in a miscellaneous CPT code (95999) and decisions by certain commercial payers to label the NC-stat as experimental have caused our revenues to decline as customers experience higher levels of claims denials, longer periods of time to receive reimbursement and an overall environment of uncertainty.  Additionally, given the vote on a Category III CPT code that took place at the recent AMA CPT editorial panel meeting, we anticipate that we will continue to face challenges relating to the reimbursement of nerve conduction studies as currently performed with the NC-stat System, which will adversely impact our results.”

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 10:00 a.m. Eastern time on Tuesday, May 6, 2008 to discuss the Company’s financial results for the three-month period ending March 31, 2008. In addition, the Company may answer questions concerning business and financial developments and trends, and other business and financial matters affecting the Company. The conference call may be accessed in the United States by dialing 800-561-2693 and using the confirmation code 21685664. Internationally, the conference call may be accessed by dialing 617-614-3523, and using the same confirmation code. The webcast, along with the earnings press release and accompanying condensed financial statements, will be accessible from the Company’s website at www.neurometrix.com under the “Investors” tab and a replay of the webcast will be available on the Company’s website for twelve months. A replay of the conference call will be available starting two hours after the call by dialing 888-286-8010, domestically and 617-801-6888, internationally. The confirmation code to access the replay is 58511620. The replay will be available for three months following the conference call.

About NeuroMetrix

NeuroMetrix is a science based medical device company advancing patient care through the development and marketing of innovative medical device products that aid physicians in the diagnosis and treatment of diseases of the nervous system and neurovascular disorders, and that provide regional anesthesia and pain control. To date, our focus has been on the assessment of neuropathies and neurovascular disorders. Neuropathies affect the peripheral nerves and parts of the spine and are frequently caused by or associated with carpal tunnel syndrome, diabetes, and low back and leg pain, as well as other clinical disorders. The NC-stat System, NeuroMetrix’s initial neuropathy evaluation system, has been on the market since May 1999 and is used in over 5,500 physician’s offices and clinics in the United States for performance of nerve conduction studies.  The ADVANCE System, recently cleared by the FDA for marketing in the U.S., is a system for the performance of traditional nerve conduction studies and invasive electromyography procedures.

Diabetic retinopathy is a common neurovascular complication of diabetes and the leading cause of blindness among working age adults. Through the acquisition of EyeTel Imaging, NeuroMetrix markets the DigiScope™, which is a retinal imaging system designed for use at the point-of-care in physician offices and vision clinics.

Our product pipeline includes the NAVIGATOR™ System, a device designed to precisely deliver pharmacologic agents such as anesthetics and corticosteroids in close proximity to nerves (“perineurally”) for regional anesthesia, pain control and the treatment of focal neuropathies such as carpal tunnel syndrome.  We are also developing a neurostimulation based product that promotes nerve fiber regeneration for the treatment of acute nerve injuries such as due to lacerations and other forms of trauma.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with: dependence on the NC- stat System and its components; the Company’s ability to increase its customer base and expand the market for its and its collaborators’ products; the ability to manage growth or declines in the Company’s business; obtaining necessary regulatory approvals, including regulatory approval for the onCall Information System; reliance on third party manufacturers and suppliers; reimbursement by third party payers to the Company’s customers for procedures performed using the NC-stat System and ADVANCE; potential limitations on the reimbursement for procedures performed using the NC-stat System as a result of the AMA CPT editorial panel process; compliance with applicable quality control and manufacturing standards; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company’s and its collaborators’ products; effectiveness of the Company’s or its collaborators’ products compared to other medical device products; protection of the Company’s or its collaborators’ intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; the potential violation of federal or state laws prohibiting “kickbacks” and false and fraudulent claims or adverse affects of challenges to or investigations into the Company’s practices under these laws, including the investigation by the Office of the Inspector General within the Department of Health and Human Services and the U.S. Department of Justice that we are subject to; product liability lawsuits that may be brought against the Company; competition; dependence upon computer and communication infrastructure utilized by the Company’s products; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to the Company’s or its collaborators’ products; the Company’s capital and financing needs; and any failure of the Company to successfully integrate acquired businesses. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT:
NeuroMetrix, Inc.
Bradford Smith
781-314-2741
Chief Financial Officer
neurometrix.ir@neurometrix.com

SOURCE:
NeuroMetrix, Inc.

NeuroMetrix, Inc.

Condensed Statement of Operations

(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
	(Consolidated)
Revenues:
Diagnostic device	$749,904	$1,279,204
Biosensor	7,985,787	10,272,778
Other	362,264	205,804

Total revenues	9,097,955	11,757,786

Cost of revenues	2,496,416	3,094,618

Gross margin	6,601,539	8,663,168

Operating expenses:
Research and development	1,621,730	1,215,072
Sales and marketing	5,610,248	5,975,938
General and administrative	3,812,370	3,342,218
Charge for impaired goodwill	5,833,464	—
Amortization of intangible assets	192,500	—

Total operating expenses	17,070,312	10,533,228

Loss from operations	(10,468,773)	(1,870,060)

Loss on available-for-sale investment	(656,019)	—
Interest income	291,025	492,778

Loss before minority interest	(10,833,767)	(1,377,282)
Minority interest	26,250	—

Net loss	$(10,807,517)	$(1,377,282)

Basic and diluted net loss per common share	$(0.79)	$(0.11)

Basic and diluted weighted average shares used to compute net loss per common share	13,690,134	12,605,431

NeuroMetrix, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31, 2008	December 31, 2007
	(Consolidated)
Assets
Current assets:

Cash and cash equivalents	$10,884,081	$7,097,239
Short-term held-to-maturity investments	15,698,159	22,621,741
Restricted cash	45,000	45,000
Accounts receivable, net	5,322,997	5,731,697
Inventories	5,973,248	5,354,338
Prepaid expenses and other current assets	1,170,180	710,159
Current portion of deferred costs	427,143	464,061

Total current assets	39,520,808	42,024,235

Restricted cash	408,000	1,458,598
Fixed assets, net	2,811,143	2,973,718
Long-term available-for-sale investment	1,843,981	1,058,255
Goodwill	—	5,833,464
Intangible assets, net	4,707,500	2,800,000
Deferred costs	194,748	226,304
Other long-term assets	13,770	—

Total assets	$49,499,950	$56,374,574

Liabilities, Minority Interest and Stockholders’ Equity
Current liabilities:

Accounts payable	$2,555,327	$2,627,889
Accrued expenses	4,392,081	4,436,109
Current portion of deferred revenue	1,674,908	1,643,026
Current portion of capital lease obligation	12,900	12,900

Total current liabilities	8,635,216	8,719,924

Deferred revenue	765,369	891,958
Capital lease obligation - net of current portion	15,050	18,275
Other long-term liabilities	—	14,546

Total liabilities	9,415,635	9,644,703

Minority Interest	2,073,750	—
Stockholders’ equity
Common stock	1,369	1,369
Additional paid-in capital	110,882,301	110,235,835
Accumulated deficit	(72,873,105)	(62,065,588)
Accumulated other comprehensive loss	—	(1,441,745)

Total stockholders’ equity	38,010,565	46,729,871

Total liabilities, minority interest and stockholders’ equity	$49,499,950	$56,374,574